Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$152,607	$143,490	$444,270	$417,722
Cost of operations	59,552	56,398	177,836	163,418
Sales and marketing	32,850	32,950	97,896	99,182
General and administrative	22,942	23,243	67,397	69,363
Depreciation and amortization	7,266	7,667	23,103	22,037
Interest income	10	19	36	51
Interest expense	5,681	6,171	18,024	18,515
Loss on convertible notes	2,058	—	2,058	—
Gain on investments	—	—	139	—
Other expense	—	—	4,100	—

Income before income tax provision	22,268	17,080	54,031	45,258
Income tax provision	9,080	7,275	17,468	19,471

Net income	$13,188	$9,805	$36,563	$25,787

Net income per common share:
Basic	$0.36	$0.26	$1.00	$0.67

Diluted	$0.32	$0.23	$0.89	$0.61

Weighted-average shares outstanding used in computing income per common share:
Basic	36,721	37,960	36,606	38,349

Diluted	49,958	45,757	49,912	46,364

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Advertising and sponsorship
Biopharma and medical device	$89,870	$85,118	$251,692	$235,587
OTC, CPG and other	28,850	27,370	89,047	91,342

	118,720	112,488	340,739	326,929
Private portal services	27,460	25,795	83,223	74,612
Information services	6,427	5,207	20,308	16,181

	$152,607	$143,490	$444,270	$417,722

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$46,405	$39,301	$125,872	$110,484

Interest, taxes, non-cash and other items (b)
Interest income	10	19	36	51
Interest expense	(5,681)	(6,171)	(18,024)	(18,515)
Income tax provision	(9,080)	(7,275)	(17,468)	(19,471)
Depreciation and amortization	(7,266)	(7,667)	(23,103)	(22,037)
Non-cash stock-based compensation	(9,142)	(8,402)	(24,731)	(24,725)
Loss on convertible notes	(2,058)	—	(2,058)	—
Gain on investments	—	—	139	—
Other expense	—	—	(4,100)	—

Net income	$13,188	$9,805	$36,563	$25,787

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$612,332	$706,776
Accounts receivable, net	147,007	136,806
Prepaid expenses and other current assets	19,199	13,877
Deferred tax assets	12,627	18,147

Total current assets	791,165	875,606

Property and equipment, net	64,930	59,573
Goodwill	202,980	202,980
Intangible assets, net	11,716	14,215
Deferred tax assets	2,546	18,947
Other assets	21,585	26,236

Total Assets	$1,094,922	$1,197,557

Liabilities and Stockholders’ Equity
Accrued expenses	$68,317	$72,658
Deferred revenue	105,065	89,785
2.25% convertible notes due 2016	102,682	—

Total current liabilities	276,064	162,443

2.25% convertible notes due 2016	—	252,232
2.50% convertible notes due 2018	400,000	400,000
1.50% convertible notes due 2020	300,000	300,000
Other long-term liabilities	21,965	21,293

Stockholders’ equity	96,893	61,589

Total Liabilities and Stockholders’ Equity	$1,094,922	$1,197,557

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$36,563	$25,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,103	22,037
Non-cash interest, net	3,276	3,384
Non-cash stock-based compensation	24,731	24,725
Deferred income taxes	(7,246)	6,791
Loss on convertible notes	2,058	—
Gain on investments	(139)	—
Changes in operating assets and liabilities:
Accounts receivable	(10,201)	10,784
Prepaid expenses and other, net	(5,692)	(2,429)
Accrued expenses and other long-term liabilities	(4,555)	(9,319)
Deferred revenue	15,280	(901)

Net cash provided by operating activities	77,178	80,859
Cash flows from investing activities:
Cash paid in business combination	—	(3,182)
Proceeds from sale of investments	139	—
Purchases of property and equipment	(25,638)	(17,964)

Net cash used in investing activities	(25,499)	(21,146)
Cash flows from financing activities:
Proceeds from exercise of stock options	15,185	35,857
Cash used for withholding taxes due on stock-based awards	(3,836)	(31,294)
Repurchase of convertible notes	(151,038)	—
Repurchase of shares through tender offers	—	(97,560)
Purchases of treasury stock	(28,406)	(103,602)
Excess tax benefit on stock-based awards	21,972	11,853

Net cash used in financing activities	(146,123)	(184,746)

Net decrease in cash and cash equivalents	(94,444)	(125,033)
Cash and cash equivalents at beginning of period	706,776	824,880

Cash and cash equivalents at end of period	$612,332	$699,847

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Numerator:
Net income — Basic	$13,188	$9,805	$36,563	$25,787
Interest expense on 1.50% convertible notes, net of tax	864	864	2,592	2,592
Interest expense on 2.50% convertible notes, net of tax	1,797	—	5,392	—

Net income — Diluted	$15,849	$10,669	$44,547	$28,379

Denominator:
Weighted-average shares — Basic	36,721	37,960	36,606	38,349
Stock options and restricted stock	1,338	2,113	1,407	2,333
1.50% convertible notes	5,694	5,684	5,694	5,682
2.50% convertible notes	6,205	—	6,205	—

Adjusted weighted-average shares after assumed conversions — Diluted	49,958	45,757	49,912	46,364

Net income per common share:
Basic	$0.36	$0.26	$1.00	$0.67

Diluted	$0.32	$0.23	$0.89	$0.61